Exhibit 99.1

PRESS RELEASE

2445 Nashville Road, Suite B1 Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS;

TRANSFORMATIVE YEAR BEGINS TO IGNITE GROWTH ACROSS KEY BUSINESS AREAS

Delivered strong fourth quarter and full year financial results within guidance range on a comparable basis

Proactive amendment to revolver enhances financial flexibility

BOWLING GREEN, Ky. – March 11, 2025 – Holley Performance Brands (NYSE: HLLY), a leader in automotive aftermarket performance solutions, today announced financial results for its fourth quarter and full year ended December 31, 2024.

Fourth Quarter Highlights vs. Prior Year Period

●	Net Sales decreased (10.1%) to $140.1 million compared to $155.7 million last year
●	Net Loss was $(37.8) million, or $(0.32) per diluted share, compared to Net Income of $1.2 million, or $0.01 per diluted share last year
● Includes non-cash goodwill and trademark impairment charges of $40.9 million and $7.7 million, respectively
●	Net Cash Provided by Operating Activities was $4.1 million compared to Net Cash Provided by Operating Activities of $31.2 million last year
●	Adjusted Net Income[1] was $12.6 million compared to Adjusted Net Loss of $(0.5) million last year
●	Adjusted EBITDA[1] was $29.1 million compared to $28.5 million last year
●	Free Cash Flow[1] was $1.8 million compared to $29.9 million last year

Full Year 2024 Highlights vs. Prior Year Period

●	Net Sales decreased (8.7%) to $602.2 million compared to $659.7 million last year
●	Net Loss was $(23.2) million, or $(0.20) per diluted share, compared to a Net Income of $19.2 million, or $0.16 per diluted share, last year
●	Net Cash Provided by Operating Activities was $46.9 million compared to Net Cash Provided by Operating Activities of $88.1 million last year
●	Adjusted Net Income[1] was $24.8 million compared to Adjusted Net Income of $25.0 million last year
●	Adjusted EBITDA[1] was $110.5[2] million compared to $130.9 million last year
●	Free Cash Flow[1] was $41.8 million compared to $83.6 million last year

1See “Use and Reconciliation of Non-GAAP Financial Measures” below.

2Adjusted EBITDA for 2024 includes the impact of $8.2 million non-cash related to a previously announced strategic product rationalization.

“2024 was an incredibly transformative year for Holley, marked by meaningful enhancements across the entire organization,” said Matthew Stevenson, President and Chief Executive Officer of Holley. “We achieved several years' worth of progress in only twelve months, transforming Holley into a fundamentally more sophisticated  organization. Despite operating in a challenging macroeconomic environment for consumers, we are demonstrating significant strides that, we believe, are coming to fruition in several areas of our business.”

Stevenson continued, “These efforts translated into several wins in 2024 for Holley, such as DTC and National Retailer growth of 8% and 12%, respectively, and a 75% increase in revenue per SKU for new product launches, eclipsing $100 million in eCommerce sales, and growing 16 brands in our portfolio, including power brands such as Stilo, Simpson, Dinan, ADS, and Cataclean. Additionally, we remain deeply engaged with our enthusiast customer base through a series of world-class events, an enhanced social media presence, a dedicated customer engagement center, the launch of a new CRM system, and our solutions-focused approach that distinguishes us in the market as a comprehensive provider for their performance needs. We continue to strengthen our relationships with our distribution partners by developing additional programs and solutions intended to drive increased collaboration and to create growth.”

“The progress made in 2024 positions Holley well for continued success in 2025. Our strategic plan for 2025 is based on the underlying principles of fueling our teammates, funding our growth, and supporting our customers. By empowering and investing in our people, we ensure that our team is equipped with the skills, resources, and motivation to drive success. Through careful investment in growth initiatives and innovation, we will aim to expand our capabilities and market reach. At the same time, we remain committed to delivering exceptional value and service to our customers, making sure that their needs are met with the highest level of support. Together, these pillars provide a robust framework that will guide our efforts in 2025 and beyond.”

“As we look ahead, while we believe our market may continue to be challenged early in the year due to consumer confidence, distributor inventories are in a better position than they were a year ago, and by focusing on continuing to strengthen our B2B relationships, we aim to continue gaining market share and driving growth in 2025. Excluding $12.8 million of revenue from divested businesses in 2024 and $14.0 million in clearance sales from the Strategic Product Rationalization, our Full Year 2025 revenue guidance indicates an expected 0.8% to 4.3% revenue growth in 2025. We are committed to positioning Holley to not only navigate the challenges ahead but to thrive and drive growth for years to come.”

Strategic Business Highlights

●	Growth in significant areas of the business, including DTC and 17 brands in our portfolio, including power brands such as Stilo, Simpson, Dinan, ADS, and Cataclean.
●

Proactively amended senior secured revolving credit facility, to a covenant-lite structure that includes a springing covenant of 5.0x total net leverage that is only tested when the revolver is drawn. The amendment also extends the maturity date to November 18, 2029 and updates available borrowing to $100 million.

●	Proactively entered into a cash-less collar that further reduces interest rate exposure to the maturity date of the Term Loan in November 2028.
●	Inventory turns improved to 2.0x compared to 1.9x last year[1]
●

In January, announced a perpetual exclusive license agreement with Cataclean for the North American market which allows Holley to develop, manufacture, market distribute and sell Cataclean branded products in the U.S., Canada, and Mexico for a total purchase price of $23.8 million.

1We define Inventory Turns as the trailing twelve-month (“TTM”) Cost of Goods Sold divided by the TTM average Inventory. We define TTM average Inventory as the total of each month-end Inventory amount during the year, divided by twelve.

Key Operating Metrics and Strategic Highlights

Financial Progress	Fourth Quarter 2024	Fourth Quarter 2023	B/(W)
Total Inventory	$192.5 million	$192.3 million	$0.2 million
Bank-Adjusted EBITDA Leverage Ratio[1]	4.17x	4.21x	0.04x

1See “Use and Reconciliation of Non-GAAP Financial Measures” below. We define the Bank-adjusted EBITDA Leverage Ratio as Net Debt divided by our Bank-adjusted EBITDA for the TTM period, as defined under our Credit Agreement entered into in November 2021, as amended, which is used in calculating covenant compliance.

	November FY24 Guidance	2024 Adjusted Guidance*	Full Year 2024 Actual	B/(W)
Adjusted EBITDA	$115 - $120 million	$106.8 - $111.8 million	$110.5 million	$1.2 million
*Adjusted Guidance Includes the $8.2MM FY Non-Cash Impact of The Strategic Product Rationalization

Outlook

Holley is providing the following outlook for the full-year 2025:

Metric	Full Year 2025 Outlook
Net Sales %YOY*	$580 - $600 million 0.8% to 4.3%
Adjusted EBITDA	$113 - $130 million
Capital Expenditures	$12 - $16 million
Depreciation and Amortization Expense	$22 - $24 million
Interest Expense	$47 - $52 million

*PY Comparison Excludes $12.8 million from Divested Non-Core Businesses and $14.0 million in Clearance Sales of Strategic Product Rationalization; Guidance does not include any potential incremental impact related to tariffs

*    Holley is not providing reconciliations of forward-looking full year 2025 Adjusted EBITDA outlook and full year 2025 Bank-adjusted EBITDA Leverage Ratio outlook because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide these forward-looking reconciliations without unreasonable effort. Accordingly, Holley is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

Holley notes that its outlook for the full-year 2025 may vary due to changes in assumptions or market conditions and other factors described below under “Forward-Looking Statements.”

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13750870.

For those unable to participate, a telephone replay recording will be available until Wednesday, March 18, 2025. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13750870. A web-based archive of the conference call will also be available on the Company’s website.

Additional Financial Information

The Investor Relations page of Holley’s website, investor.holley.com contains a significant amount of financial information about Holley, including our earnings presentation, which can be found under Events & Presentations. Holley encourages investors to visit this website regularly, as information is updated, and new information is posted.

About Holley Inc.

Holley Performance Brands (NYSE: HLLY) leads in the design, manufacturing and marketing of high-performance products for automotive enthusiasts. The company owns and manages a portfolio of iconic brands, catering to a diverse community of enthusiasts passionate about the customization and performance of their vehicles. Holley Performance Brands distinguishes itself through a strategic focus on four consumer vertical groupings, including Domestic Muscle, Modern Truck & Off-Road, Euro & Import, and Safety & Racing, ensuring a wide-ranging impact across the automotive aftermarket industry. Renowned for its innovative approach and strategic acquisitions, Holley Performance Brands is committed to enhancing the enthusiast experience and driving growth through innovation. For more information on Holley Performance Brands and its dedication to automotive excellence, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics, along with statements regarding the impact of organizational changes, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability of Holley to grow and manage growth profitably which may be affected by, among other things, competition; to maintain relationships with customers and suppliers; and to retain its management and key employees; 2) Holley’s ability to compete effectively in our market; 3) Holley’s ability to successfully design, develop, and market new products; 4) Holley’s ability to respond to changes in vehicle ownership and type; 5) Holley’s ability to maintain and strengthen demand for our products; 6) Holley’s ability to effectively manage our growth; 7) Holley’s ability to attract new customers in a cost-effective manner; 8) Holley’s ability to expand into additional consumer markets; 9) costs related to Holley being a public company; 10) disruptions to Holley’s operations, including as a result of cybersecurity incidents; 11) changes in applicable laws or regulations; 12) the outcome of any legal proceedings that have been or may be instituted against Holley; 13) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in the Middle East, and the possible expansion of such conflicts and potential geopolitical consequences); 14) the possibility that Holley may be adversely affected by other economic, business, and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 15) Holley’s estimates and expectations of its financial performance and future growth prospects; 16) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; 17) disruptions and costs associated with doing business in certain countries; 18) Holley’s ability to adopt and react to risks posed by new technology and 19) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2024, and/or disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Anthony Rozmus / Neel Sikka

Solebury Strategic Communications

203-428-3324

holley@soleburystrat.com

Media Relations Contacts:
Jordan Moore, jmoore@tinymightyco.com / Rachel Withers, rwithers@tinymightyco.com

Tiny Mighty Communications

615-454-2913

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended				For the year ended
	December 31,	December 31,	Variance	Variance	December 31,	December 31,	Variance	Variance
	2024	2023	($)	(%)	2024	2023	($)	(%)
Net Sales	$140,054	$155,707	$(15,653)	-10.1%	$602,224	$659,704	$(57,480)	-8.7%
Cost of Goods Sold	76,168	95,453	(19,285)	-20.2%	363,680	403,615	(39,935)	-9.9%
Gross Profit	63,886	60,254	3,632	6.0%	238,544	256,089	(17,545)	-6.9%
Selling, General, and Administrative	34,474	32,246	2,228	6.9%	132,149	120,244	11,905	9.9%
Research and Development Costs	4,967	4,909	58	1.2%	18,710	23,844	(5,134)	-21.5%
Amortization of Intangible Assets	3,577	3,517	60	1.7%	13,884	14,557	(673)	-4.6%
Impairment of Indefinite-Lived Intangible Assets	7,695	-	7,695	100.0%	7,695	-	7,695	100.0%
Impairment of Goodwill	40,906	-	40,906	100.0%	40,906	-	40,906	100.0%
Restructuring Costs	-	535	(535)	-100.0%	1,566	2,641	(1,075)	-40.7%
Loss on Sale of Assets	1,729	-	1,729	100.0%	9,234	-	9,234	100.0%
Other Operating Expense (Income)	(481)	257	(738)	nm	(268)	765	(1,033)	-135.0%
Operating Expense	92,867	41,464	51,403	124.0%	223,876	162,051	61,825	38.2%
Operating Income	(28,981)	18,790	(47,771)	-254.2%	14,668	94,038	(79,370)	-84.4%
Change in Fair Value of Warrant Liability	-	(1,405)	1,405	nm	(7,570)	4,111	(11,681)	-284.1%
Change in Fair Value of Earn-Out Liability	8	214	(206)	nm	(2,333)	2,303	(4,636)	-201.3%
Loss (Gain) on Early Extinguishment of Debt	-	(701)	701	0.0%	141	(701)	842	100.0%
Interest Expense, Net	11,498	18,837	(7,339)	-39.0%	50,690	60,746	(10,056)	-16.6%
Non-Operating Expense	11,506	16,945	(5,439)	-32.1%	40,928	66,459	(25,531)	-38.4%
Income (Loss) Before Income Taxes	(40,487)	1,845	(42,332)	-2294.4%	(26,260)	27,579	(53,839)	-195.2%
Income Tax Expense (Benefit)	(2,705)	643	(3,348)	nm	(3,025)	8,399	(11,424)	-136.0%
Net Income (Loss)	$(37,782)	$1,202	$(38,984)	-3243.3%	$(23,235)	$19,180	$(42,415)	-221.1%
Comprehensive Income:
Foreign Currency Translation Adjustment	(696)	337	(1,033)	-306.5%	(452)	234	(686)	-293.2%
Total Comprehensive Income (Loss)	$(38,478)	$1,539	$(40,017)	-2600.2%	$(23,687)	$19,414	$(43,101)	-222.0%
Common Share Data:
Basic Net Income (Loss) per Share	$(0.32)	$0.01	$(0.33)	-3300.0%	$(0.20)	$0.16	$(0.36)	-225.0%
Diluted Net Income (Loss) per Share	$(0.32)	$0.01	$(0.33)	-3300.0%	$(0.20)	$0.16	$(0.36)	-225.0%
Weighted Average Common Shares Outstanding - Basic	118,724	117,707	1,017	0.9%	118,442	117,379	1,063	0.9%
Weighted Average Common Shares Outstanding - Diluted	118,724	119,573	(849)	-0.7%	118,442	118,511	(69)	-0.1%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	December 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$56,087	$41,081
Accounts receivable	36,123	48,360
Inventory	192,523	192,260
Prepaids and other current assets	12,614	15,665
Total Current Assets	297,347	297,366
Property, Plant and Equipment, Net	40,983	47,206
Goodwill	372,340	419,056
Other Intangibles, Net	386,676	410,465
Other Noncurrent Assets	35,974	29,250
Total Assets	$1,133,320	$1,203,343

Liabilities and Stockholders’ Equity
Accounts payable	$44,781	$43,692
Accrued interest	-	455
Accrued liabilities	43,190	42,129
Current portion of long-term debt	7,201	7,461
Total Current Liabilities	95,172	93,737
Long-Term Debt, Net of Current Portion	545,385	576,710
Deferred Taxes	37,391	53,542
Other Noncurrent Liabilities	34,220	38,203
Total Liabilities	712,168	762,192

Common Stock	12	12
Additional Paid-In Capital	377,557	373,869
Accumulated Other Comprehensive Loss	(1,162)	(710)
Retained Earnings	44,745	67,980
Total Stockholders’ Equity	421,152	441,151
Total Liabilities and Stockholders’ Equity	$1,133,320	$1,203,343

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the year ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Operating Activities
Net Income (Loss)	$(37,782)	$1,202	$(23,235)	$19,180
Adjustments to Reconcile to Net Cash	52,526	14,625	79,358	44,071
Changes in Operating Assets and Liabilities	(10,618)	15,402	(9,224)	24,841
Net Cash Provided by Operating Activities	4,126	31,229	46,899	88,092

Investing Activities
Capital Expenditures, Net of Dispositions	4,748	(1,328)	2,021	(4,453)
Net Cash Provided by (Used in) Investing Activities	4,748	(1,328)	2,021	(4,453)

Financing Activities
Net Change in Debt	(3,612)	(25,601)	(32,444)	(66,038)
Deferred financing fees	(679)	—	(679)	(1,427)
Payments from Stock-Based Award Activities	—	(409)	(1,482)	(1,543)
Net Cash Used in Financing Activities	(4,291)	(26,010)	(34,605)	(69,008)

Effect of Foreign Currency Rate Fluctuations on Cash	753	357	691	300

Net Change in Cash and Cash Equivalents	5,336	4,248	15,006	14,931

Cash and Cash Equivalents
Beginning of Period	50,751	36,833	41,081	26,150
End of Period	$56,087	$41,081	$56,087	$41,081

We present certain information with respect to EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow as supplemental measures of our operating performance and believe that such non-GAAP financial measures are useful to investors in evaluating our financial performance and in comparing our financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. We believe that the presentation of these non-GAAP financial measures enhances the usefulness of our financial information by presenting measures that management uses internally to establish forecasts, budgets, and operational goals to manage and monitor our business. We believe that these non-GAAP financial measures help to depict a more realistic representation of the performance of our underlying business, enabling us to evaluate and plan more effectively for the future.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are not prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing our financial performance. These metrics should not be considered as alternatives to net income, gross profit, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.

We define EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, restructuring costs, which includes operational restructuring and integration activities, write-down of assets held-for-sale, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; inventory charges primarily due to product rationalization initiatives that are part of a portfolio transformation aimed at eliminating unprofitable or slow-moving SKUs; gain or loss on the early extinguishment of debt; notable items that we do not believe are reflective of our underlying operating performance, including litigation settlements and certain costs incurred for advisory services related to identifying performance initiatives; and other expenses or gains, which includes gains or losses from disposal of fixed assets, franchise taxes, and gains or losses from foreign currency transactions. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the year ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Net Income (Loss)	$(37,782)	$1,202	$(23,235)	$19,180
Adjustments:
Interest Expense, Net	11,498	18,837	50,690	60,746
Income Tax Expense (Benefit)	(2,705)	643	(3,025)	8,399
Depreciation	3,187	2,570	10,551	10,308
Amortization	3,577	3,517	13,884	14,557
EBITDA	(22,225)	26,769	48,865	113,190
Restructuring Costs	(194)	535	1,372	2,641
Change in Fair Value of Warrant Liability	-	(1,405)	(7,570)	4,111
Change in Fair Value of Earn-Out Liability	8	214	(2,333)	2,303
Equity-Based Compensation Expense	887	2,121	5,170	7,291
Impairment of Indefinite-lived intangible Assets	7,695	-	7,695	-
Impairment of Goodwill	40,906	-	40,906	-
Loss on Sale of Assets	1,729	-	9,234	-
Loss (Gain) on Early Extinguishment of Debt	-	(701)	141	(701)
Notable Items	621	721	7,100	1,285
Other Expense (Income)	(300)	257	(87)	765
Adjusted EBITDA	$29,127	$28,511	$110,493	$130,885
Net Sales	$140,054	$155,707	$602,224	$659,704
Net Income Margin	-27.0%	0.8%	-3.9%	2.9%
Adjusted EBITDA Margin	20.8%	18.3%	18.3%	19.8%

We define the Bank-adjusted EBITDA Leverage Ratio as Net Debt divided by our Bank-adjusted EBITDA for the trailing twelve-month ("TTM") period, as defined under our Credit Agreement entered into in November 2021, as amended, which is used in calculating covenant compliance.

December 31, 2024
Net Loss	$(23,235)
Adjustments:
Interest Expense, Net	50,690
Income Tax Expense (Benefit)	(3,025)
Depreciation	10,551
Amortization	13,884
EBITDA	48,865
Restructuring Costs	1,372
Change in Fair Value of Warrant Liability	(7,570)
Change in Fair Value of Earn-Out Liability	(2,333)
Equity-Based Compensation Expense	5,170
Impairment of indefinite-lived intangible assets	7,695
Impairment of goodwill	40,906
Loss on Sale of Assets	9,234
Loss (Gain) on Early Extinguishment of Debt	141
Notable Items	7,100
Other Expense	(87)
Adjusted EBITDA	110,493
Additional Permitted Charges	12,261
Adjusted EBITDA per Credit Agreement	$122,754
Total Debt	$561,840
Less: Permitted Cash and Cash Equivalents	50,000
Net Indebtedness per Credit Agreement	$511,840
Bank-adjusted EBITDA Leverage Ratio	4.17 x

We define Adjusted Net Income as earnings excluding the after-tax effect of changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability, write-downs of assets held-for-sale, and gain or loss on the early extinguishment of debt. We define Adjusted Diluted EPS as Adjusted Net Income on a per share basis. Management uses these measures to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. We believe that using this information, along with net income and net income per diluted share, provides for a more complete analysis of the results of operations.

	For the thirteen weeks ended		For the year ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Net Income (Loss)	$(37,782)	$1,202	$(23,235)	$19,180
Special items:
Adjust for: Change in Fair Value of Warrant Liability	-	(1,405)	(7,570)	4,111
Adjust for: Change in Fair Value of Earn-Out Liability	8	214	(2,333)	2,303
Adjust for: Impairment of indefinite-lived intangible assets	7,695	-	7,695	-
Adjust for: Impairment of goodwill	40,906	-	40,906	-
Adjust for: Loss on Sale of Assets	1,729	-	9,234	-
Adjust for: Loss (Gain) on Early Extinguishment of Debt	-	(554)	141	(554)
Adjust for: Impairment of Indefinite-Lived Intangible Assets	-	-	-	-
Adjusted Net Income (Loss)	$12,556	$(543)	$24,838	$25,040

	For the thirteen weeks ended		For the year ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Net Income (Loss) per Diluted Share	$(0.32)	$0.01	$(0.20)	$0.16
Special items:
Adjust for: Change in Fair Value of Warrant Liability	-	(0.01)	(0.06)	0.03
Adjust for: Change in Fair Value of Earn-Out Liability	-	-	(0.03)	0.02
Adjust for: Impairment of indefinite-lived intangible assets	0.07	-	0.06	-
Adjust for: Impairment of goodwill	0.35	-	0.35	-
Adjust for: Loss on Sale of Assets	0.01	-	0.08	-
Adjust for: Loss (Gain) on Early Extinguishment of Debt	-	-	-	-
Adjusted Diluted EPS	$0.11	$0.00	$0.20	$0.21

We define Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of dispositions. Management believes providing Free Cash Flow is useful for investors to understand our performance and results of cash generation after making capital investments required to support ongoing business operations.

	For the thirteen weeks ended		For the year ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Net Cash Provided by Operating Activities	$4,126	$31,229	$46,899	$88,092
Capital Expenditures, Net of Dispositions	(2,351)	(1,328)	(5,078)	(4,453)
Free Cash Flow	$1,775	$29,901	$41,821	$83,639